Exhibit 99.1
Rapid7 Announces First Quarter 2021 Financial Results

•Annualized recurring revenue (ARR) of $455.8 million, an increase of 30% year-over-year
•Revenue of $117.5 million, up 24% year-over-year; Products revenue of $109.3 million, up 25% year-over-year
•Total customer growth of 11% year-over-year
•Total ARR per customer growth of 17% year-over-year
Boston, MA – May 6, 2021 – Rapid7, Inc. (Nasdaq: RPD), a leading provider of security analytics and automation, today announced its financial results for the first quarter of 2021.

"Rapid7 delivered a strong start to 2021 as we accelerated year-over-year ARR growth to 30% while demonstrating strong free cash flow dynamics in our business. These results are a great validation of the vision we laid out at our recent Investor Day as we work to deliver industry-leading capabilities coupled with our unique focus on world-class accessibility," said Corey Thomas, Chairman and CEO of Rapid7.

"Looking ahead we remain focused on executing against our goal of delivering best-in-class security that meets customers where they are in their SecOps journey to help them close their security achievement gap."

First Quarter 2021 Financial Results and Other Metrics

	Three Months Ended March 31,
	2021	2020	% Change
	(dollars in thousands)
Annualized recurring revenue	$455,797	$350,884	30%
Number of customers (1)	8,945	8,075	11%
ARR per customer (1)	$51.0	$43.5	17%
(1) Number of customers and ARR per customer are based on our new customer count methodology provided at our virtual investor day on March 10, 2021. Prior period amounts have been revised to conform with the modified definition.

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	Three Months Ended March 31,
	2021	2020	% Change
	(in thousands, except per share data)
Products revenue	$109,285	$87,549	25%
Professional services revenue	8,166	6,791	20%
Total revenue	$117,451	$94,340	24%

North America revenue	$96,403	$78,705	22%
Rest of world revenue	21,048	15,635	35%
Total revenue	$117,451	$94,340	24%

GAAP gross profit	$81,162	$66,626
GAAP gross margin	69%	71%
Non-GAAP gross profit	$85,457	$69,215
Non-GAAP gross margin	73%	73%

GAAP loss from operations	$(23,116)	$(19,820)
GAAP operating margin	(20)%	(21)%
Non-GAAP income (loss) from operations	$1,906	$(3,933)
Non-GAAP operating margin	2%	(4)%

GAAP net loss	$(29,845)	$(22,924)
GAAP net loss per share, basic and diluted	$(0.56)	$(0.46)
Non-GAAP net loss	$(1,425)	$(4,294)
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.09)

Adjusted EBITDA	$5,757	$(780)

Net cash provided by (used in) operating activities	$20,595	$(7,215)
Free cash flow	$17,865	$(11,445)
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.
Recent Business Highlights

•In April 2021, Rapid7 announced the acquisition of Velociraptor, a leading open-source technology and community used for digital forensics, endpoint monitoring, and incident response. Rapid7 will continue to build the Velociraptor community while leveraging its technology and community-driven insights to deliver enhanced incident response capabilities.
•In April 2021, Rapid7 released a new Industry Cyber-Exposure Report (ICER) examining the internet-facing exposure for specific cohorts of companies, this edition focused on the Fortune 500 and providing practical security advice that practitioners can implement in their businesses.
•In March 2021, Rapid7 was named a Strong Performer in the Forrester Wave: Managed Detection and Response Providers, Q1 2021 report by Forrester Research.
•In March 2021, Rapid7 issued $600.0 million aggregate principal amount of 0.25% convertible senior notes due 2027 in a private placement, and used approximately $183.0 million of the aggregate net proceeds from the offering and issued approximately 2.2 million shares of its common stock to repurchase approximately $182.6 million aggregate principal amount of its outstanding 1.25% convertible senior notes due 2023.
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Second Quarter and Full-Year 2021 Guidance

Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP income from operations, non-GAAP net (loss) income per share and free cash flow to be in the following ranges:

Second Quarter and Full-Year 2021 Guidance (in millions, except per share data)

	Second Quarter 2021			Full-Year 2021
Annualized recurring revenue				Approximately $530.0
Revenue	$121.7	to	$123.3	$500.0	to	$506.0
Year-over-year growth	23%	to	25%	22%	to	23%
Non-GAAP income from operations	$4.3	to	$5.3	$12.0	to	$16.0
Non-GAAP net income (loss) per share	$0.02	to	$0.03	$(0.03)	to	$0.04
Weighted average shares outstanding	57.7		57.7	55.2		57.4
Free cash flow				Approximately $15.0
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the second quarter and full-year 2021 does not include any potential impact of foreign exchange gains or losses. The weighted average shares outstanding for the second quarter 2021 represent diluted shares outstanding given our projected non-GAAP net income and for the full-year 2021 we provide both basic and diluted shares outstanding given our projected range of non-GAAP net loss to non-GAAP net income. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, such as acquisition-related expenses and litigation-related expenses for the second, third and fourth quarters of 2021, which we are not able to predict without unreasonable effort due to their inherent uncertainty.

Conference Call and Webcast Information
Rapid7 will host a conference call today, May 6, 2021, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 4057089) until May 13, 2021. A webcast replay will be available at https://investors.rapid7.com.

About Rapid7
Rapid7 (Nasdaq: RPD) is advancing security with visibility, analytics, and automation delivered through our Insight Platform. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. Over 8,900 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations. For more information, visit our website, check out our blog, or follow us on Twitter.

Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall
rapid7.com

understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs and certain other items such as acquisition-related expenses, litigation-related expenses and induced conversion expense. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by the weighted average shares used to compute net income (loss) per share, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the first quarter of 2021 partial repurchase of our 1.25% convertible senior notes due 2023, we incurred an induced conversion expense of $2.7 million. We exclude induced conversion expense because this amount is not indicative of the performance of, or trends in, our business and neither is comparable to the prior period nor predictive of future results.
Litigation-related expenses. We exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us related to significant litigation outside the ordinary course of business. We believe it is useful to exclude such expenses because we do not consider such amounts to be part of our ongoing operations.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results.
Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, and (8) certain other items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as net cash provided by (used in) operating activities less purchases of property and equipment and capitalization of internal-use software costs.
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Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
Annualized Recurring Revenue (ARR). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the second quarter and full year 2021, the assumptions underlying such guidance and the timing of global economic recovery and the anticipated impact of COVID-19 on our guidance, business, financial condition, results of operations plans for Velociraptor’s technology and community and the benefits of its technology and insights to our incident response capabilities. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, risks arising from the ongoing COVID-19 pandemic, fluctuations in our quarterly results, failure to meet our publicly announced guidance or other expectations about our business, our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, our customers renewal of their subscriptions with us, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 and in the subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Sunil Shah
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4240

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RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$503,804	$173,617
Short-term investments	101,996	138,839
Accounts receivable, net	76,714	111,599
Deferred contract acquisition and fulfillment costs, current portion	22,598	21,536
Prepaid expenses and other current assets	28,943	27,844
Total current assets	734,055	473,435
Long-term investments	11,133	10,124
Property and equipment, net	51,141	53,114
Operating lease right-of-use assets	64,965	67,178
Deferred contract acquisition and fulfillment costs, non-current portion	43,997	43,103
Goodwill	253,324	213,601
Intangible assets, net	52,708	44,296
Other assets	11,370	8,271
Total assets	$1,222,693	$913,122
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,296	$3,860
Accrued expenses	47,806	61,677
Operating lease liabilities, current portion	9,261	9,612
Deferred revenue, current portion	282,245	278,585
Other current liabilities	127	—
Total current liabilities	343,735	353,734
Convertible senior notes, net	855,709	378,586
Operating lease liabilities, non-current portion	73,466	75,737
Deferred revenue, non-current portion	28,833	31,365
Other long-term liabilities	2,175	2,164
Total liabilities	1,303,918	841,586
Stockholders’ equity (deficit):
Common stock	551	522
Treasury stock	(4,764)	(4,764)
Additional paid-in-capital	542,415	692,603
Accumulated other comprehensive loss	112	454
Accumulated deficit	(619,539)	(617,279)
Total stockholders’ equity (deficit)	(81,225)	71,536
Total liabilities and stockholders’ equity (deficit)	$1,222,693	$913,122

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Products	$109,285	$87,549
Professional services	8,166	6,791
Total revenue	117,451	94,340
Cost of revenue:
Products	29,650	21,256
Professional services	6,639	6,458
Total cost of revenue	36,289	27,714
Total gross profit	81,162	66,626
Operating expenses:
Research and development	33,080	24,202
Sales and marketing	54,978	48,145
General and administrative	16,220	14,099
Total operating expenses	104,278	86,446
Loss from operations	(23,116)	(19,820)
Other income (expense), net:
Interest income	96	1,048
Interest expense	(5,394)	(3,462)
Other income (expense), net	(1,068)	(447)
Loss before income taxes	(29,482)	(22,681)
Provision for income taxes	363	243
Net loss	$(29,845)	$(22,924)
Net loss per share, basic and diluted	$(0.56)	$(0.46)
Weighted-average common shares outstanding, basic and diluted	52,904,881	50,127,310

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(29,845)	$(22,924)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	6,740	4,843
Amortization of debt discount and issuance costs	658	2,743
Stock-based compensation expense	20,862	13,347
Induced conversion expense	2,740	—
Other	1,404	836
Change in operating assets and liabilities:
Accounts receivable	34,414	22,608
Deferred contract acquisition and fulfillment costs	(1,956)	(516)
Prepaid expenses and other assets	(136)	135
Accounts payable	550	4,010
Accrued expenses	(15,429)	(14,563)
Deferred revenue	987	(16,671)
Other liabilities	(394)	(1,063)
Net cash provided by (used in) operating activities	20,595	(7,215)
Cash flows from investing activities:
Business acquisition, net of cash acquired	(49,720)	—
Purchases of property and equipment	(972)	(2,756)
Capitalization of internal-use software costs	(1,758)	(1,474)
Purchases of investments	(6,394)	(24,272)
Sales/maturities of investments	41,900	113,924
Other	(1,500)	—
Net cash (used in) provided by investing activities	(18,444)	85,422
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $12,900	587,100	—
Purchase of capped calls related to convertible senior notes	(76,020)	—
Payments for repurchase of convertible senior notes	(182,647)	—
Payments related to business acquisition	(2,431)	—
Taxes paid related to net share settlement of equity awards	(3,324)	(1,533)
Proceeds from employee stock purchase plan	4,467	3,346
Proceeds from stock option exercises	1,427	1,561
Net cash provided by financing activities	328,572	3,374
Effects of exchange rates on cash, cash equivalents and restricted cash	(500)	(560)
Net increase in cash, cash equivalents and restricted cash	330,223	81,021
Cash, cash equivalents and restricted cash, beginning of period	173,617	123,413
Cash, cash equivalents and restricted cash, end of period	$503,840	$204,434

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
GAAP gross profit	$81,162	$66,626
Add: Stock-based compensation expense[1]	1,554	931
Add: Amortization of acquired intangible assets[2]	2,741	1,658
Non-GAAP gross profit	$85,457	$69,215
Non-GAAP gross margin	72.8%	73.4%

GAAP gross profit - Products	$79,635	$66,293
Add: Stock-based compensation expense	1,018	573
Add: Amortization of acquired intangible assets	2,741	1,658
Non-GAAP gross profit - Products	$83,394	$68,524
Non-GAAP gross margin - Products	76.3%	78.3%

GAAP gross profit - Professional services	$1,527	$333
Add: Stock-based compensation expense	536	358
Non-GAAP gross profit - Professional services	$2,063	$691
Non-GAAP gross margin - Professional services	25.3%	10.2%

GAAP loss from operations	$(23,116)	$(19,820)
Add: Stock-based compensation expense[1]	20,862	13,347
Add: Amortization of acquired intangible assets[2]	2,889	1,690
Add: Acquisition-related expenses[3]	1,168	307
Add: Litigation-related expenses[4]	103	543
Non-GAAP income (loss) from operations	$1,906	$(3,933)

GAAP net loss	$(29,845)	$(22,924)
Add: Stock-based compensation expense[1]	20,862	13,347
Add: Amortization of acquired intangible assets[2]	2,889	1,690
Add: Acquisition-related expenses[3]	1,168	307
Add: Litigation-related expenses[4]	103	543
Add: Amortization of debt discount and issuance costs	658	2,743
Add: Induced conversion expense	2,740	—
Non-GAAP net loss	$(1,425)	$(4,294)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic	$(0.56)	$(0.46)
Non-GAAP adjustments to net loss	0.53	0.37
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.09)

Weighted average shares used in GAAP and non-GAAP per share calculation, basic and diluted	52,904,881	50,127,310

[1] Includes stock-based compensation expense as follows:

Cost of revenue	$1,554	$931
Research and development	7,815	4,645
Sales and marketing	5,746	3,678
General and administrative	5,747	4,093

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$2,741	$1,658
Sales and marketing	103	32
General and administrative	45	—

[3] Includes acquisition-related expenses as follows:
Sales and marketing	$122	$—
General and administrative	1,046	307

[4] Includes litigation-related expenses as follows:
General and administrative	$103	$543

RAPID7, INC.
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP net loss	$(29,845)	$(22,924)
Interest income	(96)	(1,048)
Interest expense	5,394	3,462
Other (income) expense, net	1,068	447
Provision for income taxes	363	243
Depreciation expense	2,994	2,675
Amortization of intangible assets	3,746	2,168
Stock-based compensation expense	20,862	13,347
Acquisition-related expenses	1,168	307
Litigation-related expenses	103	543
Adjusted EBITDA	$5,757	$(780)

RAPID7, INC.
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$20,595	$(7,215)
Less: Purchases of property and equipment	(972)	(2,756)
Less: Capitalized internal-use software costs	(1,758)	(1,474)
Free cash flow	17,865	(11,445)

Second Quarter and Full-Year 2021 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Second Quarter 2021			Full-Year 2021
Reconciliation of GAAP to non-GAAP (loss) income from operations:
Anticipated GAAP loss from operations	$(21.8)	to	$(20.8)	$(93.1)	to	$(89.1)
Add: Anticipated stock-based compensation expense	23.1	to	23.1	92.4	to	92.4
Add: Anticipated amortization of acquired intangible assets	3.0	to	3.0	11.4	to	11.4
Add: Anticipated acquisition-related expenses	—	to	—	1.2	to	1.2
Add: Anticipated litigation-related expenses	—		—	0.1		0.1
Anticipated non-GAAP income from operations	$4.3	to	$5.3	$12.0	to	$16.0

Reconciliation of GAAP to non-GAAP net (loss) income:
Anticipated GAAP net loss	$(26.3)	to	$(25.3)	$(113.4)	to	$(109.4)
Add: Anticipated stock-based compensation expense	23.1	to	23.1	92.4	to	92.4
Add: Anticipated amortization of acquired intangible assets	3.0	to	3.0	11.4	to	11.4
Add: Anticipated acquisition-related expenses	—	to	—	1.2	to	1.2
Add: Anticipated litigation-related expenses	—	to	—	0.1	to	0.1
Add: Anticipated amortization of debt issuance costs	1.1	to	1.1	4.1	to	4.1
Add: Anticipated induced conversion expense	—	to	—	2.7	to	2.7
Anticipated non-GAAP net income (loss)	$0.9	to	$1.9	$(1.5)	to	$2.5

Anticipated GAAP net loss per share, basic and diluted	$(0.47)		$(0.46)	$(2.05)		$(1.98)
Anticipated non-GAAP net income (loss) per share, diluted	$0.02		$0.03	$(0.03)		$0.04

Weighted average shares used in GAAP per share calculation, basic and diluted			55.5			55.2

Weighted average shares used in non-GAAP per share calculation:
Basic						55.2
Diluted			57.7			57.4
The reconciliation does not reflect any items that are unknown at this time, such as acquisition-related expenses and litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

Full-Year 2021
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$31.5
Purchases of property and equipment	(8.5)
Capitalized internal-use software costs	(8.0)
Free cash flow	$15.0